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                                                                   Hartford Life

May 22, 2000

Lorna MacLeod
Senior Counsel
Office of Insurance Products
Room 5122
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

Pursuant to Rule 461 under the Securities Act of 1933, Hartford Life and Annuity Insurance Company, on behalf of itself and ICMG Registered Variable Life Separate Account One, hereby requests that the registration statement electronically filed via Edgar on Form S-6 (File No. 333-84263) be accelerated and declared effective on June 5, 2000, or as soon thereafter as is reasonably practicable.

                             ICMG REGISTERED VARIABLE LIFE SEPARATE ACCOUNT ONE

                                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                           By: /s/ David T. Foy
                                               --------------------------------
                                                                  David T. Foy,
                                              Senior Vice President & Treasurer

                                            HARTFORD EQUITY SALES COMPANY, INC.

                                           By: /s/ George R. Jay
                                               --------------------------------
                                                                 George R. Jay,
                                                                     Controller